UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2008, Deckers Outdoor Corporation (the “Company”) announced the appointment of Thomas R. Hillebrandt as the Company’s Chief Financial Officer, effective April 28, 2008. Mr. Hillebrandt replaces Zohar Ziv, who has performed the duties of Chief Financial Officer on an interim basis since December 2007 in connection with Mr. Ziv’s promotion to Chief Operating Officer.

In connection with his appointment, Mr. Hillebrandt and the Company have entered into a Senior Executive Employment Agreement dated April 24, 2008 (the “Employment Agreement”), which will be effective April 28, 2008. Mr. Hillebrandt’s employment with the Company is “at will,” but the term of his Employment Agreement ends December 31, 2009. Effective as of April 28, 2008, Mr. Hillebrandt will be entitled to an annual base salary of $250,000 and will be eligible to receive a targeted annual bonus established annually by the Compensation Committee of the Board of Directors. Mr. Hillebrandt will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.

If Mr. Hillebrandt is terminated by the Company due to his death or total disability or for Cause, or if Mr. Hillebrandt terminates his employment other than for Good Reason, Mr. Hillebrandt or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options outstanding as of the termination date. If Mr. Hillebrandt is terminated by the Company without Cause or if Mr. Hillebrandt terminates his employment for Good Reason, then in addition to those rights described in the previous sentence, and subject to Mr. Hillebrandt signing a release, he will be entitled to payment of his base salary for twelve months following his termination, plus receipt of health benefits for a period of twelve months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If within two years of a Change of Control of the Company either Mr. Hillebrandt is terminated without Cause or if he terminates for Good Reason, then in addition to those rights described in the first sentence of this paragraph, Mr. Hillebrandt will be entitled to (i) a pro rated incentive bonus based on actual performance for the year of termination, (ii) one and one-half times his annual base salary, (iii) subject to his signing a release, the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or one and one-half times the average actual incentive bonus for the previous three years, and (iv) subject to his signing a release, continued health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

As used in his Employment Agreement, (1) “Cause” means (i) any willful breach of duty by Mr. Hillebrandt in the course of his employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, or engaging in conduct which is materially injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. Hillebrandt’s gross negligence or continued failure to perform his duties or his continued incapacity to perform such duties, (2) “Good Reason” means the occurrence of a material breach of the Employment Agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or, if within two years of a Change of Control, there is a reduction of Mr. Hillebrandt’s total compensation, benefits, and perquisites, the Company’s relocation is greater than 50 miles further from Mr. Hillebrandt’s home, or there is a material change in Mr. Hillebrandt’s position or duties, and (3) “Change of Control” means a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

The description of Mr. Hillebrandt’s Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, the Company announced the appointment of Thomas R. Hillebrandt as Chief Financial Officer of the Company, effective April 28, 2008. Mr. Hillebrandt, age 46, has over twenty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, Mr. Hillebrandt was Corporate Controller and Chief Accounting Officer of K2 Inc. [NYSE:KTO], a global sporting goods manufacturer with over $1 billion in annual sales that was acquired by Jarden Corporation [NYSE: JAH] in August 2007. Mr. Hillebrandt also served as Chief Financial Officer of Fotoball USA, Inc., a publicly held souvenir and promotional products company, prior to its acquisition by K2 Inc. in January of 2004. In addition, Mr. Hillebrandt has served as Chief Financial Officer for several privately held internet and technology firms. He began his career at KPMG LLP where he became a Certified Public Accountant and received a Bachelor of Business Administration and M.S. in Accounting from the University of Wisconsin.

In connection with his appointment, Mr. Hillebrandt and the Company entered into the Employment Agreement described above in Item 1.01 of this Report, the terms of which are incorporated by reference in this Item. For fiscal 2008, Mr. Hillebrandt will be eligible to receive a cash bonus of up to 50% of his annual base salary and a grant of up to 5,000 Nonvested Stock Units (NSUs), each pro rated from his date of hire and subject to performance objectives to be determined by the Company. Pursuant to his offer from the Company, he will also receive a sign-on bonus of $25,000 and a stipend to pay temporary housing expenses and will be reimbursed for relocation expenses. Subject to the approval of the Board of Directors, Mr. Hillebrandt also will be eligible to participate in the Company’s Long Term Incentive Plan (“LTIP”), the terms of which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in its Current Report on Form 8-K filed May 11, 2007 and the exhibits thereto. As of the date of this Report, no specific LTIP award has been made, approved or allocated to Mr. Hillebrandt. As a condition to his offer, Mr. Hillebrandt will also become a party to the Company’s standard Proprietary Inventions Agreement, Arbitration and Mediation Agreement and Confidentiality Agreement.

Mr. Hillebrandt was not selected as an officer pursuant to any arrangement or understanding between Mr. Hillebrandt or any other person. There are no family relationships between Mr. Hillebrandt and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

A copy of the Company’s press release announcing Mr. Hillebrandt’s appointment is filed with this Report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Senior Executive Employment Agreement dated April 24, 2008 between Deckers Outdoor Corporation and Thomas R. Hillebrandt.

99.1	Press Release dated April 24, 2008 issued by Deckers Outdoor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	April 24, 2008	/s/ Zohar Ziv
Zohar Ziv
Chief Financial Officer and Chief Operating Officer